Report of
 Independent Registered
 Public Accounting Firm

To the Shareholders and
Board of Directors of
Korea Equity Fund  Inc.

In planning and
performing our audit of
the financial statements
of Korea Equity Fund
Inc. the Fund as of and
for the year ended
October 31 2006 in
accordance with the
standards of the Public
Company Accounting
Oversight Board
United States we
considered its internal
control over financial
reporting including
control activities for
safeguarding securities
as a basis for designing
our auditing procedures
for the purpose of
expressing our opinion
on the financial
statements and to
comply with the
requirements of Form
NSAR but not for the
purpose of expressing
an opinion on the
effectiveness of the
Funds internal control
over financial
reporting.  Accordingly
we express no such
opinion.

The management of the
Fund is responsible for
establishing and
maintaining effective
internal control over
financial reporting. In
fulfilling this
responsibility estimates
and judgments by
management are
required to assess the
expected benefits and
related costs of
controls. A companys
internal control over
financial reporting is a
process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with generally accepted
accounting principles.
Such internal control
includes policies and
procedures that provide
reasonable assurance
regarding prevention or
timely detection of
unauthorized
acquisition use or
disposition of a
companys assets that
could have a material
effect on the financial
statements.

Because of its inherent
limitations internal
control over financial
reporting may not
prevent or detect
misstatements. Also
projections of any
evaluation of
effectiveness to future
periods are subject to
the risk that controls
may become
inadequate because of
changes in conditions
or that the degree of
compliance with the
policies or procedures
may deteriorate.

A control deficiency
exists when the design
or operation of a
control does not allow
management or
employees in the
normal course of
performing their
assigned functions to
prevent or detect
misstatements on a
timely basis. A
significant deficiency
is a control deficiency
or combination of
control deficiencies
that adversely affects
the companys ability to
initiate, authorize
record process or
report external
financial data reliably
in accordance with
generally accepted
accounting principles
such that there is more
than a remote
likelihood that a
misstatement of the
companys annual or
interim financial
statements that is more
than inconsequential
will not be prevented
or detected. A material
weakness is a
significant deficiency
or combination of
significant deficiencies
that results in more
than a remote
likelihood that a
material misstatement
of the annual or interim
financial statements
will not be prevented
or detected.

Our consideration of
the Funds internal
control over financial
reporting was for the
limited purpose
described in the first
paragraph and would
not necessarily disclose
all deficiencies in
internal control that
might be significant
deficiencies or material
weaknesses under
standards established
by the Public Company
Accounting Oversight
Board United States.
However we noted no
deficiencies in the
Funds internal control
over financial reporting
and its operation
including controls for
safeguarding securities
that we consider to be a
material weakness as
defined above as of
October 31 2006.

This report is intended
solely for the
information and use of
management and the
Board of Directors of
the Korea Equity Fund
Inc. and the Securities
and Exchange
Commission and is not
intended to be and
should not be used by
anyone other than these
specified parties.





December 12  2006